U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 28, 2009

Northern Trust Corporation

(Exact name of Registrant as specified in its charter)

Delaware	0-5965	36-2723087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 South LaSalle Street, Chicago, Illinois	60603
(Address of principal executive offices)	(Zip Code)

(312) 630-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 28, 2009, Northern Trust Corporation (the “Company”) entered into an Underwriting Agreement (the “Common Stock Underwriting Agreement”) with Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters listed therein (the “Common Stock Underwriters”) with respect to the offering and sale of 17,250,000 shares of common stock of the Company, par value $1.66  2/3 per share (the “Offered Shares”), including 2,250,000 shares pursuant to the option granted to the Common Stock Underwriters to cover over-allotments. On April 28, 2009, the Common Stock Underwriters exercised in full their option to purchase the additional 2,250,000 shares. On May 1, 2009, the public offering and sale of all the Offered Shares was consummated.

Certain of the Common Stock Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company, including participating in the public offering of Notes, for which they received or will receive customary fees and expenses.

On April 28, 2009, the Company also entered into an Underwriting Agreement (the “Notes Underwriting Agreement,” and, together with the Common Stock Underwriting Agreement, the “Agreements”) with Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters listed therein (the “Notes Underwriters”) with respect to the offering and sale of $500 million of 4.625% Notes due 2014 (the “Notes”). The Notes will be issued under an Indenture dated August 15, 2006, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to JPMorgan Chase Bank, N.A.), as trustee. On May 1, 2009, the public offering and sale of the Notes was consummated.

Certain of the Notes Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company, including participating in the public offering of Offered Shares, for which they received or will receive customary fees and expenses. In addition, the Company’s broker-dealer subsidiary has referral agreements with certain of the Notes Underwriters under which it may refer securities underwriting opportunities to those underwriters, for which it would receive a referral fee.

The Agreements contain customary representations, warranties and covenants that are valid as between the parties and as of the date of entering such agreements and are not factual information to investors about the Company.

The offerings of the Notes and the Offered Shares were registered under the Securities Act of 1933, as amended, pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-152678). The above descriptions of the Common Stock Underwriting Agreement and the Notes Underwriting Agreement are qualified in their entirety by reference to the full text of the respective agreement. Copies of the Common Stock Underwriting Agreement, the Notes Underwriting Agreement and the Form of Note are incorporated herein by reference and are attached to this Report on Form 8-K as Exhibits 1.1, 1.2 and 4, respectively.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 1.1	Common Stock Underwriting Agreement, dated April 28, 2009, among Northern Trust Corporation, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated as representatives of the several underwriters listed therein

Exhibit 1.2	Notes Underwriting Agreement, dated April 28, 2009, among Northern Trust Corporation, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated as representatives of the several underwriters listed therein

Exhibit 4	Form of 4.625% Note due 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northern Trust Corporation

Date: May 1, 2009	By:	/s/ William R. Dodds, Jr.
William R. Dodds, Jr.
Executive Vice President and Treasurer

EXHIBIT INDEX

Number	Description
1.1	Common Stock Underwriting Agreement, dated April 28, 2009, among Northern Trust Corporation, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated as representatives of the several underwriters listed therein

1.2	Notes Underwriting Agreement, dated April 28, 2009, among Northern Trust Corporation, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated as representatives of the several underwriters listed therein

4	Form of 4.625% Note due 2014